UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 28, 2009
(Date of earliest event reported)

WPT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California		90036
(Address of principal executive offices)		(Zip Code)

(323) 330-9900
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement and Guaranty Agreement

On July 28, 2009, WPT Enterprises, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Gamynia Limited (“Buyer”) to sell substantially all of the Company’s operating assets other than cash, investments and certain excluded assets to Buyer. Borucoral Limited (“Guarantor”) has guaranteed the performance of all obligations of Buyer under the Purchase Agreement (the “Guaranty Agreement”). Gamynia forms part of a privately held investment group with assets in excess of $1 billion and is under common control with Guarantor. Gamynia has secured the services of industry leading online gaming marketing group Hardway Investments Ltd. which will seek to exploit and develop the WPT brands with a goal of maximizing future revenue opportunities. Pursuant to the Purchase Agreement, Buyer has agreed to acquire the assets and assume the liabilities set forth in the Purchase Agreement and the related ancillary agreements (collectively, the “Transaction”). The Company will retain all cash and cash equivalents, investments in debt securities and put rights, certain other investment and litigation assets, future foreign sponsorship revenues from the sponsorship of Seasons Four, Five and Six of the World Poker Tour and Season One of the Professional Poker Tour by PartyGaming (signed in 2006) and the license of Season Seven of the World Poker Tour to PokerStars (signed in 2009), certain office lease obligations, all employment obligations and certain other assets and liabilities set forth in the Purchase Agreement.

There are no other material existing relationships among the Company, Buyer, Guarantor or any of their respective affiliates, other than with respect to the Transaction.

Pursuant to the Purchase Agreement, at the close of the Purchase Agreement (“Close”), the Company will receive a $9,075,000 cash payment from Buyer. Buyer has also agreed to pay the Company 4% of future gaming revenues, as defined, and 5% of future sponsorship and other non-gaming revenues, as defined. For the two year period following the Close, 20% of the proceeds from the future revenue sharing arrangement will be placed into an escrow account to settle the Company’s indemnification obligations, if any, arising under the Purchase Agreement and the related ancillary agreements. The net cash proceeds from the Transaction will be retained by the Company and the Company plans to use the cash to develop or acquire a non-poker related business. The Company does not currently intend to distribute any proceeds from the Transaction to the Company’s stockholders.

The Purchase Agreement may be terminated by either Buyer or the Company if the Close has not occurred by January 28, 2010 or upon the occurrence of certain customary events as set forth in the Purchase Agreement. In addition, if the Purchase Agreement is terminated under certain circumstances, including a determination by the Company’s Board of Directors to accept an acquisition proposal it deems superior to the Transaction, the Company has agreed to pay Buyer a $1 million termination fee.

The Purchase Agreement and the Guaranty Agreement contain customary representations and warranties, covenants and indemnification provisions. The Close is subject to closing conditions, including the approval of the Transaction by the Company’s stockholders and other customary closing conditions.

The foregoing description of the Transaction does not purport to be a complete statement of the parties’ rights under the Purchase Agreement and the Guaranty

Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement and Guaranty Agreement, a copy of which is filed with this Current Report as Exhibit 2.1 and Exhibit 2.2, respectively and are incorporated by reference herein.

The Company’s Board of Directors has unanimously approved the Purchase Agreement and adopted resolutions recommending stockholder approval of the Purchase Agreement. The Company has agreed to hold a stockholder’s meeting to submit the Purchase Agreement to its stockholders for their approval.

On August 3, 2009, the Company issued a press release announcing the signing of the Purchase Agreement. This press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Stockholder Voting Agreements

In connection with the execution of the Purchase Agreement, Buyer and certain entities or individuals affiliated with three Company Board members entered into stockholder voting agreements (“Voting Agreements”) to vote their shares of Company common stock in favor of approval of the asset sale and against the approval or adoption of any alternative transactions. The entities or individuals affiliated with the three Company Board members also granted to Buyer a proxy to vote their shares of Company common stock in favor of the approval of the asset sale and agreed to not sell or transfer their shares of Company common stock prior to the expiration of the Voting Agreements. The entities or individuals that entered into the Voting Agreements are Mr. Lyle Berman and the Bradley Berman Irrevocable Trust, Julie Berman Irrevocable Trust, Jessie Lynn Berman Irrevocable Trust and Amy Berman Irrevocable Trust; Mr. Steven Lipscomb and the Lipscomb Viscolli Children’s Trust; and Mr. Bradley Berman. These entities or individuals together own or control an aggregate of approximately 39% of the Company’s outstanding common stock. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, the form agreement of which is filed as Exhibit 9.1 to this Current Report and is incorporated herein by reference.

Distribution Agreement

At the Close, the Company and Buyer have agreed to enter into a distribution agreement related to foreign sponsorship revenues from the sponsorship of Seasons Four, Five and Six of the World Poker Tour and Season One of the Professional Poker Tour by PartyGaming and related license agreements with foreign broadcasters (“Distribution Agreement”). Contracted foreign sponsorship revenues and license agreements with foreign broadcasters at the Close will be collected by and paid by the Company. Foreign sponsorship revenues and license agreements with foreign broadcasters contracted after the Close will be collected by and paid by Buyer and 50% of the net proceeds will be remitted to the Company. The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Change in Control Arrangements

The Company’s Board of Directors authorized an increase in the change in control payments to two executive officers if a sale of the Company’s assets to Gamynia or one other specific company closed in 2009. Previously, these two officers were to receive six months severance if their employment was terminated without cause. Under the new change in control arrangements, Mr. Rohin Malhotra and Mr. Adam Pliska will receive 18 months severance if a sale of the Company’s assets to Gamynia or one other specific company closes in 2009. The principle terms of the new change in control arrangements are filed as Exhibit 10.2 to this Current Report and the exhibit is incorporated herein by reference.

Important Additional Information Will Be Filed With the SEC

The Company plans to file with the U.S. Securities and Exchange Commission (“SEC”) and mail a proxy statement to its stockholders in connection with the proposed Transaction and the other corporate matters described therein. The proxy statement will contain important information about the Company, Buyer and Guarantor, the proposed Transaction and the Purchase Agreement, and the other corporate matters described therein. Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the proposed Transaction and the other corporate matters described therein.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement from the Company by contacting WPT Enterprises, Inc. Attn.: Investor Relations at 5700 Wilshire Blvd., Suite 350, Los Angeles, CA 90036 or by calling 323-330-9900.

The Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the proposed Transaction and the other corporate matters set forth in the proxy statement. Information regarding the Company’s directors and executive officers and their ownership of Company shares is contained in the Company’s Annual Report on Form 10-K for the year ended December 28, 2008 and its definitive proxy statement for the Company’s 2009 Annual Meeting of Stockholders which was filed with the SEC on March 31, 2009, and is supplemented by other public filings made, and to be made, with the SEC. The Company’s directors and executive officers own approximately 33% of the Company’s common stock. A more complete description will be available in the proxy statement filed in connection with the proposed Transaction. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company and its directors and executive officers with respect to the proposed Transaction by reading the proxy statement and other filings referred to above.

Safe Harbor for Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this Current Report (as well as information included in oral statements or other written statements made or to be made by executive officers or directors of the Company) contains statements that are forward-looking, such as expectations about the proposed Transaction and the Purchase Agreement, the retention of the net cash proceeds by the Company, the timetable for completing the transaction, the ability to enter into one or more strategic transactions to combine with another company, future revenues earned by Buyer with the brands and the Company’s participation in the future revenues, and the proxy statement to ask Company stockholders to approve the proposed Transaction and the Purchase Agreement. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, the risk that the Company’s stockholders do not approve the Purchase Agreement, the risk that the proposed Transaction is not closed, the risk that the Company does not acquire or develop another business using the cash proceeds from the Transaction, and the risk that Buyer does not earn significant future revenues with the brands and that the Company does not participate in the future revenues. For more information, review the Company’s filings with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Asset Purchase Agreement dated as of July 28, 2009 by and between Gamynia Limited and WPT Enterprises, Inc.*

2.2	Guaranty Agreement dated as of July 28, 2009 made by Borucoral Limited in favor of WPT Enterprises, Inc.

9.1	Form Stockholder Voting Agreement.

10.1	Distribution Agreement by and between Gamynia Limited and WPT Enterprises, Inc. (to be executed at the Close of the Transaction).

10.2	Amendment to Change in Control Arrangements with Certain Named Executive Officers.**

99.1	Press Release issued August 3, 2009.

*	Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.
**	Management contract or compensation plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

August 3, 2009	By:	/s/ Thomas Flahie

Name: Thomas Flahie
Title: Interim Chief Financial Officer